UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee previously paid with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BARNWELL INDUSTRIES, INC.

Barnwell Files Revised Proxy Statement for 2025 Annual Meeting

Reschedules 2025 Annual Meeting for September 10, 2025

HONOLULU, July 28, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today announced that it has filed a revised definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), which has been rescheduled to take place on Wednesday, September 10, 2025, at 9:00 a.m. HST at Suite 210, Alakea Corporate Tower, 1100 Alakea Street, Honolulu, Hawaii, with a record date of July 21, 2025.

In order to take advantage of the less costly notice and access method for delivering the Company’s proxy materials, the named proxies will convene on September 3, 2025, solely for the purpose of further adjourning the 2025 Annual Meeting to the rescheduled meeting date of September 10, 2025.

The revised definitive proxy statement and WHITE proxy card, as filed with the SEC today, replace the definitive proxy statement and WHITE proxy card previously provided on or about April 28, 2025. If you were a stockholder of record on the original record date of April 14, 2025, and previously submitted a proxy for the 2025 Annual Meeting to the Company and do not wish to change your vote, you do not need to take any further action and your prior proxy will count. However, you may change your vote or revoke your proxy at any time before it is voted at the 2025 Annual Meeting.

Barnwell’s Board of Directors (the “Board”) strongly recommends that stockholders use the WHITE proxy card to vote “FOR” ONLY the election of the four nominees proposed by the Board (Kenneth S. Grossman, Craig D. Hopkins, Joshua S. Horowitz, and Philip J. McPherson).

The Board strongly urges you to discard and NOT to vote using any green proxy card that may be sent to you by the Sherwood Group. If you have already voted using a green proxy card sent to you by the Sherwood Group, you have every right to change your vote and we strongly urge you to revoke that proxy by following the instructions on the Notice of Internet Availability of Proxy Materials to vote your shares, or, if you requested a hard copy of the proxy materials, by completing and returning the WHITE proxy card or voting instructions form to the Company.

If you have any questions or to revoke a previous submitted proxy, please contact our proxy solicitor: Okapi Partners at (877) 869-0171 or by email at info@okapipartners.com

Additional Information and Exercising Your Vote
On July 25, 2025, Barnwell filed with the SEC revised proxy materials, including a revised WHITE proxy card. The proxy materials are available on the Internet at http://www.okapivote.com/BRN2025AGM, under the “Investors” and “SEC Filings” tabs of Barnwell’s website at http://www.brninc.com and on the SEC’s website (http://www.sec.gov). Information on Barnwell’s website does not constitute part of the Company’s proxy solicitation materials. The Company has elected to utilize the SEC rules that allow it to provide stockholders access to the Company’s proxy materials over the internet. On or about July 25, 2025, the Company will mail to stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing the Company’s proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials, including the accompanying proxy statement, form of WHITE proxy card or voting instructions form and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as amended by Form 10-K/A Amendment No. 1.

Forward-Looking Statements
Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance and statements of Barnwell’s plans and objectives. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties, including our ability to obtain a quorum at the 2025 Annual Meeting to conduct business thereat, our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 2024, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and December 31, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPANY:
Barnwell Industries, Inc.
1100 Alakea Street, Suite 500
Honolulu, HI 96813
Telephone: (808) 531-8400
Fax: (808) 531-7181
Website:  www.brninc.com

CONTACTS:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com